                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): DECEMBER 15, 2005

                            SUPERIOR GALLERIES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        0-27121                                           35-2208007
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


9478 WEST OLYMPIC BOULEVARD, BEVERLY HILLS, CALIFORNIA               90212
--------------------------------------------------------------------------------
         (Address of Principal Executive Offices)                  (Zip Code)

                                 (310) 203-9855
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Effective as of December 15, 2005, the Company entered into an Indemnification Agreement with Mr. Mitchell T. Stoltz (the "Indemnitee") in connection with Mr. Stoltz's appointment as a member of the Company's Board of Directors on that date. The disclosures contained in Item 5.02 of this report relating to this appointment are incorporated herein by reference.

         The Indemnification Agreement provides that the Company will indemnify the Indemnitee to the fullest extent permitted by the Delaware General Corporation Law if Indemnitee was or is or becomes or is threatened to be made a party to or witness or other participant in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism whether civil, criminal, administrative, or investigative (collectively, a "Claim"), by reason of or arising out of any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity, against any and all expenses (including attorney's fees, judgments, fines, penalties and amounts paid in settlement if such settlement is approved in advance by the Company) related to such Claim.

         In addition, the Company is required to advance expenses on behalf of the Indemnitee in connection with Indemnitee's defense in any such Claim; provided, that the Indemnitee undertakes in writing to repay such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

         The Company has no obligation to indemnify or advance expenses to Indemnitee (i) for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law; (ii) with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except
(a) with respect to actions or proceedings brought to establish or enforce a right to indemnification under the Indemnification Agreement or any other agreement or insurance policy or under the Company's Certificate of Incorporation or Bylaws in effect, (b) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (c) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; (iii) with respect to any proceeding instituted by Indemnitee to enforce or interpret the Indemnification Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; and (iv) for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

         To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director but an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

         On December 15, 2005, the Board of Directors of the Company (the "Board") authorized by resolution an increase in the number of directors from five to seven pursuant to the Company's Bylaws, as amended. In order to fill one of the vacancies resulting from this increase, on December 15, 2005 the Board appointed Mitchell T. Stoltz as a member of the Board of Directors. The Board also appointed Mr. Stoltz as Chairman of the Nominating Committee of the Company on that same date.

         Mr. Stoltz is currently a member of the Board of Directors of NWS Illinois d/b/a Union Beverage Company and Hamburg Distributing Company ("NWS"), a position that he has held since 1998, and is also a Consultant to NWS. Mr. Stoltz has been with NWS since 1992, serving at various times as President, Executive Vice President of Sales & Marketing (Union Beverage) and Vice President of Sales & Marketing (Hamburg Distributing). Mr. Stoltz has over 25 years of experience in marketing and distributing wine and spirits. He has no previous business relationship with the Company.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 16, 2005             SUPERIOR GALLERIES, INC.

                                       By: /s/ Paul Biberkraut
                                           -------------------------------------
                                           Paul Biberkraut
                                           Chief Financial Officer and Secretary